UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                  Amendment No. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 2004

                         COMMISSION FILE NO.:  000-50399

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                   ------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                    86-1066675
   ---------------------------------            ------------------------------
    (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)

        ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
      ----------------------------------------------------------------------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                                 (775) 686-6081
                           ---------------------------
                            (ISSUER TELEPHONE NUMBER)

                                      N/A
                           ---------------------------
                            (FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))

     This Form 8-K/A, Amendment No. 1 is being filed to include disclosure under
Item 5.03 regarding a change of fiscal year end and to update certain information in Item 2.01 under the headings "Business Development," "Description of Property," and "Risk Factors," and the disclosures in Item 3.02, Item 5.01 regarding ownership percentages, Item 5.02 regarding an employment agreement with an executive officer and payments to a director, and the Exhibit Table in
Item  9.01.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On  September  9,  2004,  Battle  Mountain Gold Exploration Corp., formerly
     Hudson Ventures, Inc., a Nevada corporation Inc. (the "Registrant"), entered into an Exchange Agreement (the "Agreement") with Battle Mountain Gold Exploration, Inc. ("Battle Mountain" or the "Company"), and the former Battle Mountain shareholders. Pursuant to the Agreement, the Registrant acquired 11,640,000 shares of common stock (or 100%) of Battle Mountain in exchange for an aggregate of 11,640,000 newly issued treasury shares of the Registrant's common stock. The transaction is referred to as the "Exchange" or the "Acquisition." Immediately after the issuance of shares to the former Battle Mountain shareholders, there were 38,510,000 shares of the Registrant's common stock issued and outstanding.

ITEM 2.01     COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS.

     On September 9, 2004, the Registrant acquired 100% of the issued and outstanding shares of Battle Mountain pursuant to the Agreement. All of the shareholders of Battle Mountain approved the transaction. Each Battle Mountain shareholder received one (1) share of Registrant's common stock for each share of Battle Mountain common stock for an aggregate of 11,640,000 shares of the Registrant's common stock. As a result of the Agreement, Battle Mountain became a wholly owned subsidiary of the Registrant. Along with the execution of the Agreement, James E. McKay, Ken Tullar and Wade A. Hodges executed stock purchase agreements to purchase 3,700,000, 1,900,000 and 1,900,000 shares, respectively, or an aggregate of 7,500,000 shares, of the Registrant's common stock from Nikoloas Brekropoulos, a former Director of the Registrant. Additionally Bug River Trading Corp. ("Bug River"), Mark Kucher and Paul Taufen executed stock purchase agreements to purchase 2,000,000, 1,000,000 and 500,000 shares, respectively, or an aggregate of 3,500,000, shares of the Registrant's common stock from Dana Neill Upton, the Registrant's former President, Secretary, Treasurer and Director.

BUSINESS DEVELOPMENT

     Battle Mountain was incorporated in the State of Nevada on January 7, 2004. Battle Mountain is a mineral exploration company. Battle Mountain's exploration efforts are primarily focused on gold in the State of Nevada.

     Battle  Mountain's  Joint  Venture  with  NGXS  to  Form  Pediment
     -------------------------------------------------------------------

     On June 8, 2004, Battle Mountain entered into a joint venture that includes a Members Agreement and an Operating Agreement (the "Joint Venture") with Nevada Gold Exploration Solutions, L.L.C., a Nevada limited liability company ("NGXS"), to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. The Operating Agreement was amended on February 24, 2005, as discussed below. Pursuant to the agreements, Battle Mountain agreed to fund an aggregate of $3,250,000 (the "Initial Contribution") for an exploration program (the "Exploration Program") in connection with an opportunity to earn up to a 70% interest in Pediment Gold LLC, a newly created Nevada limited liability company ("Pediment") engaged in gold exploration in the Nevada great basin physiographical area using a proprietary water chemistry database developed by NGXS. Kenneth Tullar, the President and a 20% owner of NGXS, is also the beneficial owner of 5.1% of the The Registrant's common stock. Wade A. Hodges, a 40% owner of NGXS, is also a Director of the Registrant and the beneficial owner of 5.1% of the Registrant's common stock. Mr. Tullar and Mr. Hodges each receive a flat rate of $8,000 per month per person from Pediment for services that they provide to Pediment as well as reimbursement of their actual expenses, and for each day that they work in the field, a per diem of $125 per day.

     On August 15, 2004, Battle Mountain and NGXS amended the timing of the payments toward the Initial Contribution. As of September 30, 2004, Battle Mountain had paid an accumulated total of $325,000 toward the Initial Contribution. The $325,000 is a non-refundable deposit (the "Deposit"). In January 2005, Battle Mountain paid an aggregate of $840,000 of additional payments toward the Initial Contribution. Battle Mountain has not yet earned an interest in Pediment. Under the Operating Agreement, as amended, Battle Mountain will earn a 50% interest in Pediment after Pediment expends the Deposit and the $840,000 (or an aggregate of $1,165,000). The remainder of the Initial
Contribution, as amended, is payable as follows: 1) $385,000 due on July 1, 2005, the expenditure of which will give Battle Mountain a 55% interest in Pediment; 2) $385,000 due on November 1, 2005, the expenditure of which will give Battle Mountain a 60% interest in Pediment; and 3) $1,315,000 due on April 1, 2006, the expenditure of which will give Battle Mountain a 70% interest in Pediment. In determining whether Battle Mountain has funded the Exploration Program and earned an interest in Pediment, the following costs will be included: property acquisition costs, rentals royalties and other payments necessary to acquire and maintain title to property; salaries, wages, employee benefits and taxes thereon; materials, equipment and supplies; reasonable transportation; contract services and utilities; insurance premiums; damages or losses in excess of insurance proceeds; legal and regulatory costs and expenses; the cost of annual audits; taxes; overhead; costs of reasonably anticipated environmental compliance; and any other reasonable direct expenditures for the necessary and proper conduct of operations (collectively, the "Expenditures"). Battle Mountain needs to raise capital to complete the Initial Contribution.

     NGXS will be the manager of Pediment until Battle Mountain completes the Initial Contribution, at which time Battle Mountain will have the right to appoint the manager. If Battle Mountain completes the Initial Contribution, Battle Mountain will own 70%, and NGXS will own 30%, of Pediment. NGXS' participation will be on a carried basis. NGXS will not be required to fund the ongoing costs of additional exploration. If Battle Mountain does not complete the Initial Contribution, any interest in Pediment that Battle Mountain may earn will be diluted based on total expenditures made on properties by third parties and NGXS. If Battle Mountain's interest is diluted to 25% or less, Battle Mountain's interest will be converted to a 1.25% net smelter royalty from the production of minerals from the properties owned by Pediment.

     On February 24, 2005, Battle Mountain and NGXS amended the operating Agreement regarding Pediment (the "Amended Operating Agreement"). Except for changes made in the Amended Operating Agreement, Members continue on and the Operating Agreement remains effective for all other terms and conditions. NGXS acknowledged that Battle Mountain, by agreeing to the terms of the Amended Operating Agreement cured a default under the Operating Agreement that was set forth in a notice of default dated February 11, 2005 (the "Notice of Default"). By returning approximately $704,000 to Pediment and disbursing those funds pursuant to the Authority for Expenditure Procedure as provided in the Amended Operating Agreement, Battle Mountain cured a claim of breach that was set forth in a letter dated February 17, 2005 (the "Notice of Breach"). The Registrant disclosed the facts and circumstances concerning the Notice of Default and the Notice of Breach in a Form 8-K filed with the Commission on February 18, 2005. Pursuant to the Amended Operating Agreement, The Hot Pots Project and the Fletcher Junction Project became the sole site specific project obligations between Battle Mountain and NGXS under Pediment. Battle Mountain received an accelerated vested 50% interest in both the Hot Pots Project and the Fletcher Junction Project. Battle Mountain will continue to earn its interest in Pediment based on Battle Mountain's scheduled payment, and Pediment's subsequent expenditure, of the Initial Contribution as set forth above. Under the Amended Operating Agreement, Battle Mountain is required, on an individual property basis, to spend $500,000 on the technical evaluation of each property (assuming the project moves through the Discovery Drilling Stage) within twelve months of commencement of the first drilling program to earn a 70% interest in the project and become Operator, with NGXS being carried for a 30% interest, subject to permitting and drill rig availability. The $500,000 to be spent on each property reflects deductions for expenditures of approximately $310,000 made to the date of the Amended Operating Agreement for the Field Examination Stage. Costs spent on each property during the Land Acquisition Stage, all expenditures of the $500,000 on each property, discussed above, and third-party farm out budgets will count towards Battle Mountain's earn-in in the specific project for which the costs are being spent and in Pediment. Costs incurred that do not relate to either the Hot Pots Project or the Fletcher Junction Project will only apply toward Battle Mountain's earn-in of an interest in Pediment. Once Battle Mountain has completed the Initial Contribution, Battle Mountain will have the option to earn an additional 10% interest in the Hot Pots Project or the Fletcher Junction Project by funding $750,000 of additional work per property. The amended operating agreement also provides for the establishment of a savings account for Battle Mountain and specific controls regarding such savings account and Pediment's bank account, which controls establish the instances in which funds may be transferred into, out of and between the accounts. NGXS agreed to forgo a 3% fee for management of Pediment. All of Pediment's activities that are conducted by Kenneth N. Tullar or Wade A. Hodges will be billed directly to Pediment at a flat rate of $8,000 per month per person plus actual expenses. Battle Mountain disclosed these and other material terms of the Amended Operating Agreement in a Form 8-K filed with the Commission on February 28, 2005.

     THE HOT POTS PROJECT
     --------------------

     On September 16, 2004, Julian Tomera Ranches, Inc., Battle Mountain Division ("Tomera Ranches") entered into a ten-year mining lease (the "Tomera Lease") with Pediment covering approximately 2,225 acres of land in Humboldt County, Nevada. The Tomera Lease is part of the Hot Pots Project. Retention of the Tomera Lease is predicated on an initial payment of $25,000 (which Pediment paid in September 2004), and subsequent annual payments of $15,000 per year for three years, and $20,000 per year thereafter. In addition, Pediment is required to pay Tomera Ranches a royalty of 3% of Net Smelter Returns from production, if any, from the land covered by the Tomera Lease.

     On October 20, Pediment entered into a binding letter agreement (the "Letter Agreement") with Placer Dome U.S. Inc. ("Placer Dome") for exploration and development during the three-year period beginning on October 21, 2004 (the "Earn-In Period") on unpatented mining claims owned by Placer Dome and located in Humboldt County, Nevada (the "Placer Dome Claims"). The Placer Dome Claims are part of the Hot Pots Project and the land on which they are located is adjacent to the land covered by the Tomera Lease. Pursuant to the Letter Agreement, Pediment has the right to earn a 70% interest in, and to enter into a joint venture agreement covering, the Placer Dome Claims. Retention of the Letter Agreement is predicated on an initial payment of $3,000 (which Pediment paid in October 2004), and an obligation to incur an aggregate of $1 million of work expenditures on the Placer Dome Claims during the Earn-In Period as follows: 1) $50,000 during the period from October 21, 2004 through October 21, 2005; 2) $250,000 during the period from October 21, 2005 through October 21, 2006; and 3) $700,000 during the period from October 21, 2006 through October 21, 2007. Pediment may acquire an undivided 70% interest in the Placer Dome Claims after incurring the full amount of the work expenditures. If Pediment acquires such interest, Pediment may be obligated to enter into a joint venture agreement with Placer Dome covering future activities on the Placer Dome Claims. Pediment's interest in the Placer Dome Claims will be subject to Placer Dome's right to earn an additional 40% interest upon the payment of $3 million to Pediment or to convert its 30% interest into an interest in 5% of net returns. In order to retain the Letter Agreement, Pediment must pay all federal claim maintenance fees (or perform sufficient assessment work) required to maintain the Placer Dome Claims, and timely make all filings and recordings required in connection therewith (collectively "Annual Maintenance"). During the Earn-In Period, Pediment is also responsible for timely payment of all taxes levied or assessed upon or against the Placer Dome Claims and any facilities or improvements located thereon. Pediment may, at any time in its sole discretion, terminate the Letter Agreement in its entirety or with respect to any portion of the Placer Dome Claims. If Pediment terminates the Letter Agreement, Pediment will have no further obligations other than those related to indemnifying Placer Dome against losses related to misrepresentation of Pediment or any exploration, development or related work conducted by Pediment on the Placer Dome Claims, reclaiming the surface of the Placer Dome Claims, and performing remediation work as to the subsurface of the Placer Dome Claims. If such termination occurs prior to June 1, 2005, or after June 1 of any other year, Pediment will also be obligated to perform Annual Maintenance for the assessment year beginning on September 1 of the year of termination.

     THE FLETCHER JUNCTION PROJECT
     -----------------------------

     Pediment has staked 342 unpatented mining claims in Mineral County, Nevada, which claims we refer to as the "Fletcher Junction Project."

     Ground  Water  Chemistry
     ------------------------

     Battle Mountain's primary gold exploration efforts will be driven by the application of a hydro-geochemical testing program to evaluate ground water chemistry that can identify the presence of gold and associated minerals and elements in gravel-covered pediment locations, most of which have not been tested. Testing in this manner can measure the presence of gold and its associated minerals down to the parts per trillion. This testing will be conducted as part of the Program initially targeting Nevada's gravel-covered pediments.

     As ground water interacts with rock, it picks up a "scent" of the rocks the water passes through. If the ground water encounters gold ore or geochemically altered rocks associated with gold, distinctive water chemical signatures result. These "signatures" form plumes considerably larger than the gold deposits themselves, and present a down-slope deposit "footprint" that indicates mineralization is nearby. Once recognized, this water chemistry "scent" can be used to back track to the source gold deposit, especially when the deposit is hidden by gravels and not exposed at the surface. Ground Water Chemistry can provide a direct indication of the presence of a gravel-covered, gold-bearing system. The Company believes that Ground Water Chemistry will provide a powerful, simple and direct exploration methodology within Nevada's basin and range.

     It is imperative that the Company obtain approximately $2.415 million of additional financing to complete the Initial Contribution and conduct its business operations. The Company is taking steps to raise equity capital or to borrow additional funds. There can be no assurance that any new capital will be available to the Company or that adequate funds will be sufficient for Company operations, whether from the Company's financial markets, or other arrangements will be available when needed or on terms satisfactory to the Company. The Company does not have any commitments from its officers, directors or affiliates to provide funding. The failure of the Company to obtain adequate financing may result in the Company having to delay, curtail or scale back its operations.

DESCRIPTION OF PRINCIPAL PRODUCTS AND SERVICES

     The Company currently does not offer any products or services. In the event that the Company discovers economic deposits of gold or other minerals, it intends to either sell the deposits or, depending on the specific characteristics of each discovery, conduct its own mining operations to extract the gold or other minerals for future sale.

COMPETITIVE BUSINESS CONDITIONS

     The mineral exploration industry is intensely competitive in all its phases. Worldwide, the competitive business environment for minerals exploration is variable and dependent upon geographic location, political and regulatory environments, technology applications, and the specific mineral commodity being sought.

COPYRIGHTS, PATENTS, TRADEMARKS & LICENSES

     NGXS granted the Company a limited, exclusive license to use the Database, NGXS' proprietary data reduction and orientation processes for its GIS database for the state of Nevada, and NGXS' proprietary water sampling protocol. The Company does not otherwise own, or hold any licenses to, any copyrights, patents, trademarks or other types of intellectual property.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS

     In some jurisdictions, government regulations require permits and, in some cases, reclamation bonding. The details of such permits and the size of the bonds are related to the location of the property and size of the anticipated exploration-related surface disturbance. The effect of these regulations on the Company will include the cost of obtaining permits, posting reclamation bonds (if required), and completing environmental restoration work if a property is to be abandoned.

RESEARCH AND DEVELOPMENT SINCE JANUARY 7, 2004 (INCEPTION)

     Since January 7, 2004 ("Inception"), Battle Mountain has conducted mineral exploration activities using a newly developed high-technology hydro-geochemical exploration program in Nevada.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

     The costs and effects of compliance with environmental laws vary in different jurisdictions and countries. In general, Battle Mountain will have to obtain permits prior to construction of vehicle access trails and drill sites. In addition, Battle Mountain will be required to perform environmental reclamation of these disturbances if the property is to be abandoned.

EMPLOYEES

     The Company has two (2) full-time employees, both of whom are employed on a full-time basis.

DESCRIPTION OF PROPERTY

     Battle Mountain currently has a one-year lease for approximately 165 square feet of office space in Reno, Nevada that expires April 30, 2005. Battle Mountain pays $960 per month for the office space consisting of monthly base rent of $850 and a monthly charge for telephones and DSL Internet service of $110.

Mining Operation Disclosure
---------------------------

     Battle Mountain is an exploration stage company in search of mineral deposits primarily in Nevada and has no proven or probable reserves. Battle Mountain has earned an accelerated vested 50% interest in the Hot Pots Project and the Fletcher Junction Project. Pursuant to the Joint Venture, Battle Mountain has an opportunity to earn up to a 70% interest in Pediment. Battle
Mountain has paid $1,165,000 towards the Initial Contribution in Pediment, but will not own an interest in Pediment until Pediment spends such funds. As of the filing of this report, Pediment has spent approximately $429,000. Pursuant to the Operating Agreement, as amended, Battle Mountain will earn a 50% interest in Pediment after Pediment spends the remaining $736,000.

     The Hot Pots Project and the Fletcher Junction Project are both in the exploration stage as they are without known reserves and the proposed program is exploratory in nature. The work to date has included surface field examination and surface and subsurface (from water wells) water sampling. The Program includes soil sampling and geophysical surveys. Exploration drilling began on the Hot Pots Project on March 21, 2005. There has not been, and there are no, plant, equipment or surface disturbances on the Fletcher Junction Project. The exploration planning and current exploration efforts are based on the earlier identification of anomalous mineral concentrations in the subsurface ground water. There are no reports concerning the two properties.

     The Hot Pots Project consists of two adjacent properties held by Pediment under the Tomera Lease and the Letter Agreement, discussed above. The Hot Pots Project is located in Humboldt County, in north-central Nevada. The properties are accessible by dirt roads. Neither the property owner, the Registrant, nor Pediment is aware of any history of previous mining operations or exploration activities on the property covered by the Tomera Lease. While there has been some limited exploration drilling, there is no history of previous mining operations on the property covered by the Letter Agreement. The Tomera Ranch property is an active, operating cattle ranch. The property covered by the Letter Agreement is unimproved, natural range land. The entire area is overlain by geologically recent gravels, believed to be several hundred feet thick. Pediment is presently negotiating for two additional properties, both of which are adjacent to the Hot Pots Project.

     The Fletcher Junction Project consists of 342 unpatented mining claims in Mineral County, west-central Nevada. The area is accessible by improved, county maintained dirt road. Field observation indicates there has been no recent or historical mining operations in the area. Neither the Registrant, nor Pediment is aware of any history of previous exploration activity. The area is natural, unimproved open range and hilly land. The area is overlain by geologically recent gravels and volcanic basalt flows.

LEGAL PROCEEDINGS

     The Company is not a party to, and its property is not the subject of, any pending legal proceedings.

RELATED  PARTY  TRANSACTIONS

     James E. McKay has entered into a consulting agreement with the Registrant as discussed below under "Item 5.02(c)."

RISK  FACTORS

Risks  Relating  to  Our  Business

WE NEED $2,415,000 MILLION OF ADDITIONAL CAPITAL.
-------------------------------------------------

     It is imperative that we raise $2,415,000 million of additional capital to fully implement our business plan. The Company acquired Battle Mountain which has agreed to make an Initial Contribution for an exploration Program by April 2006. Battle Mountain has paid $1,165,000 toward the Initial Contribution. In addition, we accrue salary of $7,500 per month for Mark Kucher, our Chief Financial Officer, payable at such time as the Company is fully vested in Pediment, which the Company expects to occur no earlier than April 1, 2006. There can be no assurance that additional capital will be available to the Company, or that, if available, it will be on terms satisfactory to the Company's management. Any additional financing may involve dilution to the Company's then-existing shareholders. At this time, no other additional financing has been secured or identified. The Company has no commitments from officers, directors or affiliates to provide funding. The failure of the Company to obtain additional capital on terms satisfactory to the Company's management, or at all, may cause the Company to delay, curtail, scale back or forgo its operations.

FUTURE DISPUTES BETWEEN THE COMPANY AND NGXS REGARDING THE OPERATING AGREEMENT
------------------------------------------------------------------------------
OF PEDIMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF
-------------------------------------------------------------------------------
OPERATION.
----------

     In February 2005, we received a Notice of Default from NGXS regarding the Operating Agreement of Pediment after we proposed that Pediment acquire an interest in two (2), rather than all eleven (11), land areas that Pediment identified for land acquisition, and that Pediment begin an initial drilling program only on the two (2) areas. We had paid an aggregate of $1,165,000 toward the Initial Contribution in Pediment. In February 2005, we withdrew a substantial amount of the funds from Pediment's account. Following the withdrawal, we received a letter from NGXS stating that NGXS was of the opinion that withdrawal was a breach of the Operating Agreement or a resignation by us and requesting the immediate return of the withdrawn money. The Company and NGXS have amended the Operating Agreement. We have returned the funds to Pediment's account pursuant to the Amended Operating Agreement and have otherwise cured the Notice of Default and letter of breach. Our agreement with NGXS regarding Pediment may be subject to future disputes that we may not be able to resolve. If we have future disputes with NGXS regarding Pediment, the Hot Pots Project or the Fletcher Junction Project, we may not be able to earn more than our 50% interest in the Hot Pots Project, our 50% interest in the Fletcher Junction
Project, or any interest in Pediment, each of which could have a material adverse effect on our business and results of operation.

FROM TIME TO TIME THE COMPANY INVESTS IN TRADING SECURITIES, THE VALUE OF WHICH
-------------------------------------------------------------------------------
IS SUBJECT TO SIGNIFICANT FLUCTUATIONS.
---------------------------------------

     From time to time the Company invests in trading securities, the value of which is subject to significant fluctuations. Our trading securities are stated at fair value and realized and unrealized gains and losses are included in income. As of September 30, 2004, most of our current assets consisted of short-term investments which represents our investment in trading securities. We had unrealized loss of $48,640 from trading securities during the three months ended September 30, 2004. If there are significant fluctuations in the value of our short-term investments, it would have a direct effect on our results of operations. If we sell our short-term investments when they have lost significant value, it will have a material adverse effect on our business and results of operations.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR
--------------------------------------------------------------------------------
ABILITY TO CONTINUE AS A GOING CONCERN.
---------------------------------------

     In its report dated November 4, 2004, Morgan & Company, Chartered Accountants ("Morgan") expressed an opinion that there is substantial doubt about our ability to continue as a going concern based on our history of operating losses since Inception, our lack of operating revenues and our dependence on adequate financing. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. We closed a reverse merger transaction with Battle Mountain on September 9, 2004; however, Battle Mountain is itself in the exploration stage and in need of additional capital. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from our inability to continue as a going concern. Our continuation as a going concern is dependent upon future events, including obtaining $2,415,000 of financing (discussed above) to fully implement our business plan. If we are unable to continue as a going concern, you will lose your entire investment.

WE HEAVILY DEPEND ON JAMES E. MCKAY AND MARK KUCHER.
----------------------------------------------------

     The success of the Company depends upon the personal efforts and abilities of James E. McKay and Mark Kucher. Mr. McKay serves as a director of the Company and the Company's President pursuant to a three-year employment agreement. Mr. McKay also serves as the Company's Chief Executive Officer, Secretary and Treasurer. Mr. McKay and the Company may voluntarily terminate the employment agreement at any time. Mark Kucher serves as a director of the Company and the Company's Chief Financial Officer pursuant to an employment agreement. Mr. Kucher and the Company may voluntarily terminate the employment agreement at any time. The loss of Mr. McKay or Mr. Kucher could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. McKay or Mr. Kucher will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

WE ARE ENGAGED IN A BUSINESS THAT IS INHERENTLY SPECULATIVE AND RISKY.
----------------------------------------------------------------------

     Mineral exploration and mining is subject to risks related to a substantial or extended decline in prices of mineral commodities, property acquisition complexities, and restrictive and/or changing political, social and/or environmental laws and regulations. Even if we can implement our business plan and initiate exploration and development activities, there can be no assurance that we will find commercial quantities of minerals, or if we are able to find such minerals, that we can remove them in a profitable manner. Because of the inherently speculative and risky nature of the business in which we are engaged, our Company could fail to find commercial quantities of minerals or perform poorly, and as a result you could lose your entire investment.

JAMES E. MCKAY, MARK KUCHER, WADE A HODGES AND KENNETH TULLAR CAN VOTE AN
-------------------------------------------------------------------------
AGGREGATE OF 42.3% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER CORPORATE
------------------------------------------------------------------------------
DECISIONS.
----------

     James E. McKay, Mark Kucher, Wade A Hodges and Kenneth Tullar beneficially own an aggregate of approximately 42.3% of the issued and outstanding shares of our common stock. Accordingly, they will exercise significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Messrs. McKay, Kucher, Hodges and Tullar may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

Risks Related to Our Common Stock

WE ARE NOT CURRENT IN OUR FILINGS OF OUR PERIODIC REPORTS TO THE SEC WHICH HAS
------------------------------------------------------------------------------
RESULTED IN US RECEIVING A FIFTH LETTER "E" ON OUR TRADING SYMBOL AND MAY RESULT
--------------------------------------------------------------------------------
IN OUR COMMON STOCK BEING DE-LISTED FROM TRADING ON THE OTCBB.
--------------------------------------------------------------

     We are not current in our filings with the SEC, and, as a result, we have received a fifth letter "E" on our trading symbol which is now listed on the over-the-counter Bulletin Board (the "OTCBB") as "BMGXE". We have until April 21, 2005, to become current or else our common stock will be de-listed from trading on the OTCBB. There can be no assurance that our common stock will continue to be listed on the OTCBB. If our common stock is de-listed from the OTCBB, we anticipate that it will be traded on the Pink Sheets which is generally considered to be a less liquid market than the OTCBB. In the event that our common stock is de-listed from the OTCBB, it is likely that our common stock will have less liquidity than it has, and will trade at a lesser value than it does, on the OTCBB.

THE MARKET PRICE OF OUR COMMON STOCK HISTORICALLY HAS BEEN VOLATILE.
--------------------------------------------------------------------

     The market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our inability to generate revenues, and conditions and trends in the gold exploration, development and production industry.

     Our common stock is traded on the over-the-counter Bulletin Board (the "OTCBB"). In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

WE HAVE NOT CREATED A MARKET TO SUSTAIN THE SIGNIFICANT AMOUNT OF SHARES IN OUR
-------------------------------------------------------------------------------
PUBLIC FLOAT.
-------------

     We have approximately 15,870,000 shares of common stock in our public float; however, we have not created a market for our common stock. We may not have adequate time to create such a market prior to the time our shareholders resell their shares. If our shareholders resell their shares before we can create a market, it may exert downward pressure on the price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE"PENNY STOCK" RULES OF THE COMMISSION WHICH
-----------------------------------------------------------------------------
LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON
-------------------------------------------------------------------------------
STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.
-------------------------------------------------------------------------------

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the Commission under the Exchange Act of 1934 (the "Exchange Act"). In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock.

     In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS.
--------------------------------------------

     The Company has paid no cash dividends on its common stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's common stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

     In December 2004, the Registrant issued an aggregate of 11,640,000 shares of common stock in a transaction that was not registered under the Securities Act of 1933 (the "Securities Act") to the former Battle Mountain shareholders pursuant to the Exchange whereby Battle Mountain became a wholly-owned subsidiary of the Registrant on September 9, 2004. The Registrant claims the exemption from registration afforded by Rule 506 of Regulation D under the Securities Act.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT.

     On September 9, 2004, the Battle Mountain shareholders entered into the Agreement with the Registrant, whereby each Battle Mountain shareholder received one (1) share of Registrant's common stock for each share of Battle Mountain common stock for an aggregate of 11,640,000 shares of the Registrant's common stock. Along with the execution of the Agreement, James E. McKay, Ken Tullar and Wade A. Hodges executed stock purchase agreements to purchase 3,700,000, 1,900,000 and 1,900,000 shares, respectively, or an aggregate of 7,500,000 shares, of the Registrant's common stock from Nikoloas Bekropoulos a former Director of the Registrant. Additionally Bug River, Mark Kucher and Paul Taufen executed stock purchase agreements to purchase 2,000,000, 1,000,000 and 500,000 shares, respectively, or an aggregate of 3,500,000, shares of the Registrant's common stock from Dana Neill Upton, the Registrant's former President, Secretary, Treasurer and Director. Following the execution of the Agreement and the stock purchase agreements, the Battle Mountain shareholders owned 22,640,000 shares of the Registrant's common stock. As a result of these transactions, the following individuals exercise control over the Registrant:


             Shares of Common Stock Beneficially Owned (1)

Name               No. of Shares   Percentage
----               --------------  ----------

James E. McKay      4,700,000         11.4%

Mark Kucher         8,550,000 (2)     20.7%

Wade A. Hodges      2,100,000          5.1%

Kenneth Tullar      2,100,000          5.1%
--------------  --------------  -----------


(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right. As of March 29, 2005, there were 41,230,000 shares of common stock outstanding.

(2)  Includes  3,160,000, 1,000,000, 1,000,000 and 40,000 shares of common stock owned by Bug River, British Swiss Investment Corp. ("British Swiss"), Warrior Resources Corp. ("Warrior"), and Mr. Kucher's spouse, respectively. Mark Kucher is a director and shareholder of Bug River, British Swiss, and Warrior.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) On September 9, 2004, Nikoloas Bekropoulos and Philip Stanley Taneda resigned as Directors of the Registrant. On that same date, Mark Kucher resigned as the Chief Executive Officer and President of the Registrant.

     (c) On September 9, 2004, the Registrant's Board of Directors, via unanimous written consent, appointed James E. McKay as the Registrant's Chief Executive Officer and President. Mr. Kucher will continue to serve as Principal Financial Officer. Mr. Kucher has served in this capacity since his appointment as an officer of the Registrant in April 2004.

     JAMES E. MCKAY, age 58, has served as the Registrant's President, Chief Executive Officer, Secretary and Treasurer since June 2004. From July 1992 to May 2004, Mr. McKay was a manager and Director of Miramar Mining Corporation's, American Eagle Resources and managed the Golden Eagle Mine in Storey Co. in
Nevada. During the same period, Mr. McKay served as a director of Aurex, a Canadian-Chilean partnership involved in acquisitions and the ownership and management of an underground copper-gold mine in Chile. From February 1989 to July 1993, Mr. McKay was a self-employed Consultant. Mr. McKay has over thirty
(30) years of foreign and North American exploration and operational experience. His experience has included corporate directorships and exploration, operations and reclamation management. In 1979, following six years as a field exploration geologist in Africa, Colombia, Mexico, and North America, he was designated the on-site manager of Homestake Mining Corporation's McLaughlin exploration project, from its inception through the announcement of the discovery of the 3 million ounces gold deposit. Mr. McKay holds a Masters in Business Administration and a Bachelor of Science degree in Geological Engineering both from the University of Nevada.

     Effective June 1, 2004, James E. McKay entered into a consulting agreement with the Registrant pursuant to which Mr. McKay serves as the Registrant's President. Mr. McKay began assisting Mark Kucher as the Registrant's President, Chief Executive Officer, Secretary and Treasurer in June 2004. Mr. McKay began formally serving in these capacities in September 2004. Pursuant to the consulting agreement, Mr. McKay receives a base salary of $7,500 per month, three (3) weeks of paid vacation, and an option, which was approved by our board of directors, to purchase 500,000 shares of the Company's common stock at an exercise price of $0.99 per share that vests in its entirety on May 31, 2005. Mr. McKay and the Registrant may terminate the consulting agreement at will, provided, however, that if the Registrant's terminates the consulting agreement for any reason, or if Mr. McKay and the Registrant mutually decide to terminate the agreement at any time before the third anniversary date of the agreement, the Registrant will pay Mr. McKay a severance at his then current salary through the third anniversary date upon such termination. If the Registrant terminates Mr. McKay's employment prior to May 31, 2005, the option will automatically vest in its entirety on the date of such termination.

     The Registrant entered into an employment agreement with Mark Kucher Pursuant to which Mr. Kucher serves as the Company's Chief Financial Officer and as a Director of the Registrant. The terms of the agreement provide that it is retroactively effective on January 1, 2004. Mr. Kucher receives a base salary of $7,500 per month, effective retroactively from January 2004 that is not payable until the Registrant is fully vested in Pediment. Mr. Kucher has the option to receive his salary in shares, at market value, at any time. Mr. Kucher also receives three (3) weeks of paid vacation. The agreement provides for the grant of an option to Mr. Kucher to purchase 500,000 shares of the Registrant's common stock that vests one year after commencement of Mr. Kucher's employment with the Registrant, provided that if the Company terminates Mr. Kucher's employment prior to such time, the option will automatically vest in its entirety on the date of termination. On December 15, 2004, in satisfaction of the obligation to grant an option to Mr. Kucher, the Registrant's Board of Directors granted Mark Kucher an option to purchase 500,000 shares of the Registrant's common stock at an exercise price of $0.99 per share, which option vests in its entirety on May 31, 2005, provided that if the Registrant terminates Mr. Kucher's employment prior to May 31, 2005, the option will automatically vest in its entirety on the date of termination. Although Mr. Kucher's employment commenced on January 1, 2004, under the terms of the employment agreement, Mr. Kucher agreed to receive the option with the later vesting date of May 31, 2005.

     (d) On September 9, 2004, the Registrant's Board of Directors appointed James E. McKay and Wade A. Hodges as Directors.

     James E. McKay has entered into a consulting agreement with the Registrant as discussed above under Item 5.02(c).

     Wade A. Hodges, a Director of the Registrant, owns a forty percent (40%) membership interest in NGXS. As contemplated by the Joint Venture, Battle Mountain and NGXS formed Pediment to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. Mr. Hodges provides geological services to the Joint Venture. He currently receives a flat rate of $8,000 per month from Pediment for services that he provides to Pediment as well as reimbursement of his actual expenses, and for each day that he works in the field, a per diem of $125 per day. Battle Mountain and NGXS came to the current terms regarding Mr. Hodges's payment as part of the Amended Operating Agreement entered into in February 2005. Prior to the Amended Operating Agreement, Mr. Hodges was receiving $400 per day and the $125 per diem. Mr. Hodges received an aggregate of $42,500 for services that he provided to the Joint Venture as of September 30, 2004.

     Messrs. McKay and Hodges have not been named to any committees of the Registrant's Board of Directors, and any committees of the Registrant's Board of Directors to which Messrs. McKay and Hodges may be named have not been determined, as of the filing of this report.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
              FISCAL YEAR

     Effective September 9, 2004, the Registrant changed its fiscal year end to December 31, which is consistent with that of Battle Mountain, the accounting acquirer in the Acquisition which is being treated as a reverse merger.

ITEM 8.01     OTHER EVENTS

     On September 9, 2004, Mark Kucher also resigned as the Registrant's Secretary and Treasurer. On that same day, the Registrant's Board of Directors appointed James E McKay as Secretary and Treasurer.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a) Financial Statements of Battle Mountain Gold Exploration, Inc. to be provided.

     (b)  Pro  Forma  Financial  Information  To  Be  provided

     (c)  Exhibits:

     Exhibit No.          Description

     2.1(1)               Exchange Agreement

     10.1(1) Exploration Agreement with Nevada Gold Exploration Solutions, LLC, including Members' Agreement and Operating Agreement regarding Pediment Gold, LLC

     10.2(1)              Amended Initial Contribution Schedule

     10.3(1)              Employment Agreement with James E. McKay

     10.4(2) Short Form of Exploration and Development Agreement of Pediment Gold, LLC

     10.5(3)              Employment Agreement with Mark Kucher

     10.6(4)              Amendment to Operating Agreement of Pediment Gold LLC

     10.7(5)              Mining Lease Agreement with Tomera Ranches, Inc.

(1) Filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to the Company's Form 8-K filed with the Commission on November 19, 2004, and incorporated by reference.

(2) Filed as Exhibit 10.1 to the Company's Form 8-K filed with the Commission on January 6, 2005, and incorporated by reference.

(3) Filed as Exhibit 10.5 to the Company's Form 10-QSB filed with the Commission on January 24, 2005, and incorporated by reference.

(4) Filed as Exhibit 10.2 to the Company's Form 8-K filed with the Commission on February 28, 2005, and incorporated by reference.

(5) To be filed as Exhibit 10.7 to the Company's Form 10-QSB to be filed with the Commission shortly after this Form 8-K/A.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Battle Mountain Gold Exploration Corp.

March 30, 2005

/s/  James E. McKay
-------------------
James E. McKay
Chief Executive Officer